UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 2, 2005

Cholestech Corporation

(Exact name of registrant as specified in its charter)

California	000-20198	94-3065493

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3347 Investment Boulevard
Hayward, California 94545
(Address of principal executive offices, including zip code)

(510) 732-7200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.59
EXHIBIT 10.60

Item 1.01.	Entry into a Material Definitive Agreement

     On February 2, 2005, Cholestech Corporation (“Cholestech”) issued a press release announcing the appointment of Barbara McAleer as Cholestech’s Vice President of Quality and Regulatory Affairs, effective January 31, 2005.

     As Cholestech’s Vice President of Quality and Regulatory Affairs, Ms. McAleer will be paid an annual base salary of $200,000, including a hiring bonus of $20,000, and will be granted an option to purchase up to 40,000 shares of the Cholestech’s common stock at an exercise price equal to the closing price of Cholestech’s common stock on the date of grant, as reported by The Nasdaq Stock Market. The stock option will have a seven year term and the shares subject to the stock option will vest over a period of four years, subject to Ms. McAleer’s continued employment with Cholestech.

     On February 1, 2005, Cholestech and Barbara McAleer entered into a change of control severance agreement that provides that if Ms. McAleer’s employment is terminated without cause or constructively terminated within 12 months after a change of control of Cholestech, (a) she will be paid, over a period of 18 months commencing on the date of such termination, an amount equal to (i) 18 months’ base compensation, at the rate of such compensation in effect immediately prior to such termination (minus applicable withholding), (ii) 150% of her target bonus as in effect for the fiscal year in which the termination occurs and (iii) up to 100% of her target bonus as in effect for the fiscal year in which the termination occurs, with such amount determined by the board of directors in its sole discretion based on her achievement of the management objectives on which such bonus is based and pro rated for the year of termination, (b) 100% of the outstanding stock options held by Ms. McAleer will vest, and (c) she will receive medical and dental coverage for 18 months. This brief description of the change of control severance agreement is qualified by reference to the provisions of the change of control severance agreement attached to this Current Report on Form 8-K as Exhibit 10.59.

     On February 1, 2005, Cholestech and Ms. McAleer entered into a severance agreement that provides that in the event she is terminated by Cholestech, for any or no reason, she will be paid, over a period of 12 months commencing on the date of such termination, an amount equal to 12 months’ base compensation, at the rate of such compensation in effect immediately prior to such termination (minus applicable withholding). Pursuant to the severance agreement, Ms. McAleer will also receive medical and dental coverage for 12 months and 12 months’ worth of unvested and outstanding stock options held by Ms. McAleer will accelerate and vest. This brief description of the severance agreement is qualified by reference to the provisions of the severance agreement attached to this Current Report on Form 8-K as Exhibit 10.60.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.59	Change of Control Severance Agreement dated February 1, 2005 between Cholestech Corporation and Barbara McAleer

10.60	Severance Agreement dated February 1, 2005 between Cholestech Corporation and Barbara McAleer

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOLESTECH CORPORATION
By:	/s/ John F. Glenn
John F. Glenn
Vice President of Finance and Chief Financial Officer

Date: February 2, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.59	Change of Control Severance Agreement dated February 1, 2005 between Cholestech Corporation and Barbara McAleer

10.60	Severance Agreement dated February 1, 2005 between Cholestech Corporation and Barbara McAleer